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                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                         Charter One Financial, Inc.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                         Charter One Financial, Inc.
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

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




                             [CHARTER ONE LOGO]




                          CHARTER ONE FINANCIAL, INC.
                              1215 Superior Avenue
                             Cleveland, Ohio 44114
                                 (216) 566-5300
                        _____________________________

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON WEDNESDAY, APRIL 17, 1996
                        ______________________________


        NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of Shareholders of Charter One Financial, Inc. ("Charter One" or the "Company") will be held on Wednesday, April 17, 1996, at 2:00 p.m. at the Forum Conference and Education Center, One Cleveland Center, 1375 East Ninth Street, Cleveland, Ohio, for the following purposes:

        1.   To elect five directors each for a three-year term (Proposal 1);

        2. To ratify the appointment by the Board of Directors of the firm of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 1996 (Proposal 2); and

        3. To transact such other business as may properly come before the meeting or any adjournments thereof.

        Pursuant to the Bylaws, the Board of Directors has fixed the close of business on March 8, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only holders of common stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. In the event that there are not sufficient votes to approve any one or more of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned to permit further solicitation of proxies by the Company.

                                      By Order of the Board of Directors

                                      /s/ Charles John Koch

                                      Charles John Koch
                                      Chairman of the Board
Cleveland, Ohio
March 25, 1996

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                          CHARTER ONE FINANCIAL, INC.
                              1215 Superior Avenue
                             Cleveland, Ohio 44114
                                 (216) 566-5300
                            _____________________

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 17, 1996


        This Proxy Statement is furnished to shareholders of Charter One Financial, Inc. ("Charter One" or the "Company") in connection with the solicitation by the Board of Directors of Charter One of proxies to be used at the 1996 Annual Meeting of Shareholders to be held on April 17, 1996, at 2:00 p.m. at the Forum Conference and Education Center, One Cleveland Center, 1375 East Ninth Street, Cleveland, Ohio, and at any adjournments thereof.

        During the period since the 1995 Annual Meeting, the Company completed a merger of equals (the "Merger") with FirstFed Michigan Corporation ("FirstFed"). The Merger, which was completed on October 31, 1995, was approved by the Company's and FirstFed's shareholders at special meetings held on October 27, 1995 (the "Special Meeting"). The Merger had a significant impact on the respective companies, as is reflected by combined company's size, Board of Directors, shareholder mix and number of shares outstanding. As part of the Merger, FirstFed's operating subsidiary, First Federal of Michigan ("First Federal"), was merged into the Company's subsidiary, Charter One Bank, F.S.B. (the "Bank").

                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

        If the enclosed form of proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted FOR Proposal 1 to elect the nominees of the Board of Directors as directors; and (2) FOR Proposal 2 to ratify the appointment by the Board of Directors of the firm of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 1996.

        This Proxy Statement is initially being mailed to shareholders on or about March 25, 1996. The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder's proxy. Shareholders may, however, revoke a proxy at any time prior to its exercise by delivering to the Company a duly executed proxy bearing a later date, by attending the Annual Meeting and voting in person, or by filing written notice of revocation with Robert J. Vana, Secretary of the Company, at 1215 Superior Avenue, Cleveland, Ohio 44114.

                         OUTSTANDING VOTING SECURITIES

        The securities which can be voted at the Annual Meeting consist of shares of common stock of the Company (the "Common Stock") with each share entitling its owner to one vote on all matters. The close of business on March 8, 1996 has been fixed by the Board of Directors as the record date for determination of shareholders entitled to vote at the meeting. The number of shares outstanding on March 8, 1996, which includes approximately 22.5 million shares issued in conjunction with the Merger, was 45,063,623. The presence, in person or by proxy, of at least the majority of the total number of outstanding shares of common stock is necessary to constitute a quorum at the Annual Meeting. Any proxies marked as abstentions, and any shares held in street name which have been designated by brokers on proxy cards as not voted, will not be counted as votes cast. Any proxies marked as abstentions or as broker nonvotes will, however, be treated as shares present for purposes of determining whether a quorum is present.

        Listed in the following table are beneficial owners as of March 8, 1996, of more than 5% of the Company's outstanding Common Stock.

                                                                          Amount and              Percent of
                                                                          Nature of                Shares of
                       Name and Address of                                Beneficial             Common Stock
                        Beneficial Owner                                   Ownership              Outstanding
                       -------------------                                ------------           -------------
FMR Corporation . . . . . . . . . . . . . . . . . . . . . . . .          4,442,095(1)                9.86%
  82 Devonshire Street
  Boston, MA 02109

Martinique Hotel, Inc., Max M. Fisher, Jane F. Sherman,
  Phillip Wm. Fisher, Mary D. Fisher, Julie Fisher Cummings
  and Marjorie Fisher Aronow  . . . . . . . . . . . . . . . . .          2,422,804(2)                5.38%
  2700 Fisher Building
  Detroit, MI 48202

________________________

(1) Included are 613,075 shares as to which the reporting party has sole power to vote and no shares as to which shared voting may be exercised. The reporting party has sole power to dispose of the entire 4,442,095 shares.

(2) Included are 511,764 shares owned by Martinique Hotel, Inc. ("Martinique"), 1,300,022 shares owned by Max M. Fisher, 102,824 shares owned by Jane F. Sherman, 108,000 shares owned by Phillip Wm. Fisher, 67,500 shares owned by Mary D. Fisher, 104,600 shares owned by Julie Fisher Cummings, and 108,000 shares owned by Marjorie Fisher Aronow, as to which shares the named company and individuals have sole voting and dispositive power. Also included are 120,094 shares held in various trusts for the benefit of certain grandchildren of Max M. Fisher with various trustees having sole voting and dispositive power. Martinique is a personal holding company whose shares are owned by the individuals named in the above table other than Max M. Fisher, and all of such persons, including Max M. Fisher, are directors of Martinique. Additionally, Max M. Fisher's wife, Marjorie S. Fisher, is a director and serves as President of Martinique. As directors, such persons exercise shared voting and dispositive power over the shares held by Martinique.


        The following table sets forth, as of March 8, 1996, certain information as to each of the named executive officers and directors and all executive officers and directors as a group.

                                                                       Amount and               Percent of
                                                                        Nature of                Shares of
                         Name of                                       Beneficial               Common Stock
                     Beneficial Owner                               Ownership(1)(2)(3)(4)       Outstanding
                     ----------------                              ----------------------       ------------
Charles John Koch, Director, Chairman of the Board,                       351,139(5)                   *
 President and Chief Executive Officer of the Company
 and the Bank

John D. Koch, Director, Senior Vice President of the                      178,450(6)                   *
 Company and Executive Vice President of the Bank

Mark D. Grossi, Director, Senior Vice President of the                    150,699(7)                   *
 Company and Executive Vice President of the Bank

Richard W. Neu, Director, Treasurer of the Company,                       209,284(8)                   *
 and Executive Vice President and Chief Financial
 Officer of the Bank

Robert J. Vana, Chief Corporate Counsel and                                71,295(9)                   *
 Secretary of the Company and the Bank

Eugene B. Carroll, Sr., Director                                           13,073(10)                  *

Denise M. Fugo, Director                                                    6,142(11)                  *

Charles M. Heidel, Director                                                 2,460                      *

                                                                       Amount and                 Percent of
                                                                        Nature of                 Shares of
                         Name of                                       Beneficial                Common Stock
                     Beneficial Owner                           Ownership(1)(2)(3)(4)             Outstanding
                     ----------------                           ---------------------            -------------
Charles F. Ipavec, Director                                                95,748                      *

Richard J. Jacob, Director                                                125,100                      *

Philip J. Meathe, Director                                                 13,200                      *

Henry R. Nolte, Jr., Director                                               3,000                      *

Alonzo H. Poll, Director                                                   12,150                      *

Victor A. Ptak, Director                                                   12,997(12)                  *

Jerome L. Schostak, Director                                            1,961,133                    4.35%

Mark Shaevsky, Director                                                    27,385                      *

Eresteen R. Williams, Director                                                346                      *

All executive officers and directors as a group                         3,233,601(13)                7.09%
 (17 persons)

_____________________



 *      Does not exceed 1%.

(1) Shares held under the Bank's employee savings plan are reported as of December 31, 1995. Shares held under the Employee Stock Ownership Plan (the "ESOP") are reported as of December 31, 1994. The ESOP allocation for December 31, 1995 will not be completed until April 1996.

(2) Assumes exercise of stock options held by beneficial owner exercisable within 60 days.

(3) Included are shares owned directly or indirectly through a trust or corporation or by spouses and minor children, as to which the beneficial owner exercises sole voting and dispositive power, except as otherwise noted herein.

(4) For the executive officers, included are shares allocated to such executive officers under the ESOP, as well as a proportionate share of the unallocated shares, which are deemed to be beneficially owned by the executive officers as a result of the executive officers' ability to direct the trustee's voting of such shares through the vote of the executive officers' allocated shares.

(5) Included are 180,500 shares Mr. Charles John Koch has the right to purchase pursuant to stock options exercisable within 60 days.

(6) Included are 88,349 shares Mr. John D. Koch has the right to purchase pursuant to stock options exercisable within 60 days.

(7) Included are 42,894 shares Mr. Grossi has the right to purchase pursuant to stock options exercisable within 60 days.

(8) Included are 200,665 shares Mr. Neu has the right to purchase pursuant to stock options exercisable within 60 days.

(9) Included are 21,000 shares Mr. Vana has the right to purchase pursuant to stock options exercisable within 60 days.

(10) Included are 9,000 shares Mr. Carroll has the right to purchase pursuant to stock options exercisable within 60 days.

(11) Included are 4,500 shares Ms. Fugo has the right to purchase pursuant to stock options exercisable within 60 days.

(12) Included are 4,500 shares Mr. Ptak has the right to purchase pursuant to stock options exercisable within 60 days.

(13) Included are 551,408 shares the directors and executive officers as a group have the right to purchase pursuant to stock options exercisable within 60 days.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

        As a result of the Merger, the Board of Directors of the combined company is comprised of eight directors previously serving on the Charter One Board and eight previously serving on the FirstFed Board. At the time of the Merger, the Charter One Board had 12 members and FirstFed's had 10. The directors who served on the Charter One or FirstFed Board prior to the Merger and did not become directors of the Company after the Merger are: Dr. Norman
R. Auburn; Otty J. Cerny; Robert L. Moore; George M. Jones; and Charles A. Shirk from Charter One and C. Gene Harling and Fred C. Reynolds from FirstFed. With the exception of Mr. Harling, these individuals are serving as directors emeritus of the Company. In addition, Mark D. Grossi, an executive officer of the Company, joined the Company's Board at the time of the Merger.

        The Company's certificate of incorporation provides that the number of directors of Charter One shall be between seven and 16 as the result of an amendment approved by shareholders at the Special Meeting which increased the number of authorized directors from 15 to 16. The certificate of incorporation further provides that the directors are to be divided into three classes composed of as equal a number per class as is possible. The term of office of only one class of directors expires in each year, and their successors are elected for terms of three years until their successors are elected and qualified.

        At the 1996 Annual Meeting, five directors will each be elected for a three-year term. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the persons named below as nominees. Under Delaware law, directors are elected by a plurality of the votes of the shares present in person or represented by proxy at a meeting and entitled to vote on the election of directors. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. However, if any of the persons nominated by the Board of Directors fails to stand for election or will be unable to accept election, the proxies will be voted for the election of such other persons as the Board of Directors may recommend, or the size of the Board may be reduced to eliminate the vacancy. See "Corporate Governance and Other Matters" for additional information on conditions of the Merger that relate to the Board of Directors.

INFORMATION AS TO NOMINEES AND CONTINUING DIRECTORS

        The following tables set forth the names of the Board of Directors' nominees for election as a director and those directors who will continue to serve after the 1996 Annual Meeting. Also set forth is certain other information with respect to each person's age at December 31, 1995, principal occupation or employment during the past five years, the date the individual first became a director of Charter One or FirstFed (including First Federal) and, if applicable, positions currently held with the Company.

                                                Principal Occupation                                   First Became
           Name                                  or Employment (1)                        Age           a Director
          ------                                 -------------------                      ---           -----------
Nominees for Term Ending in 1999

Charles M. Heidel               Retired President, Chief Operating Officer and              70              1980
                                Director of The Detroit Edison Company, a
                                public utility in Detroit, Michigan

Charles F. Ipavec               General counsel to the Bank;                                74              1987
                                President, La Porte and Ipavec Co., L.P.A.,
                                a law firm in Cleveland, Ohio

Richard W. Neu                  Treasurer of the Company and Executive Vice                 39              1992
                                President and Chief Financial Officer of the
                                Treasurer of FirstFed prior to the Merger

Victor A. Ptak                  General partner, manager of J.C. Bradford &                 63              1989
                                Co., L.P.A., an investment banking firm in
                                Cleveland, Ohio

                                                Principal Occupation                                   First Became
           Name                                 or Employment (1)                         Age           a Director
           ----                                 ---------------------                     ---          ------------
Eresteen R. Williams            Retired Medical Office Manager for D.G.                    70               1979
                                Williams, Jr., M.D., P.C., a medical practice
                                in Detroit, Michigan

Continuing Directors Whose Terms End in 1997

Mark D. Grossi                  Senior Vice President of the Company and                   42               1995
                                Executive Vice President/Retail Banking of the
                                Bank since September 1992; President and Chief
                                Executive Officer of First American Savings Bank
                                from December 1989 through September 1992

Richard J. Jacob                President of Richard J. Jacob and Associates, a            76               1987
                                private investing and consulting firm in Dayton,
                                Ohio, since 1993; owner of Jacob-Dourlet &
                                Associates, a real estate investment firm in
                                Dayton, Ohio, from 1987 to 1993; Director of
                                Durakon Industries, a manufacturer of truck
                                liners and related vehicle items.

John D. Koch (2)                Senior Vice President of the Company and                   43               1995
                                Executive Vice President of the Bank

Philip J. Meathe                Retired Chairman of the Board and Chief                    69               1976
                                Executive Officer of Smith, Hinchman & Grylls
                                Associates, Inc., an architectual engineering
                                and planning firm in Detroit, Michigan

Alonzo H. Poll                  Retired chairman, H. Poll Electric Company,                73               1987
                                an electrical equipment distributor in Toledo,

Continuing Directors Whose Terms End in 1998

Eugene B. Carroll, Sr.          President, Employer Sponsored Plans, Inc., a               71               1987
                                party health plan administrator in Cleveland,
                                and agent for New England Mutual Life Insurance
                                Co.

Denise M. Fugo                  President of City Life Inc., a restaurant,                 42               1993
                                and catering company in Cleveland, Ohio

Charles John Koch (2)           President and Chief Executive Officer of the               49               1987
                                Company and the Bank

Henry R. Nolte, Jr.             Of Counsel to Miller, Canfield, Paddock and                71               1983
                                Stone, a law firm headquartered in Detroit,
                                Michigan, and was a senior partner from 1989
                                to 1993; retired as Vice President/General
                                of Ford Motor Company, a vehicle manufacturer
                                headquartered in Dearborn, Michigan, in 1989

                                                Principal Occupation                                   First Became
           Name                                   or Employment (1)                       Age           a Director
           ----                                 ---------------------                     ---           -----------
Jerome L. Schostak              Vice Chairman of the Company since the Merger;             62               1985
                                Chairman of the Board and Chief Executive
                                Officer of Schostak Brothers & Company, Inc.,
                                a full service real estate company in Southfield
                                Michigan, and served as President until 1994;
                                Director of Crowley Milner & Company, a retail
                                department store chain

Mark Shaevsky                   Partner in Honigman Miller Schwartz and Cohn,              60               1985
                                a law firm headquartered in Detroit, Michigan

____________________

(1) Except as otherwise indicated, there has been no change in principal occupation or employment during the past five years.
(2)     Messrs. Charles John Koch and John D. Koch are brothers.

CORPORATE GOVERNANCE AND OTHER MATTERS

        The Board of Directors of the Company acts as a nominating committee for selecting nominees for election as directors. Although the Board will consider nominees recommended by shareholders, it has not established any procedures for this purpose. A condition of the Merger stipulates that at all times prior to October 31, 1999, the Board will consist of an equal number of directors representing Charter One and FirstFed prior to the Merger and that any vacancies be filled based on the recommendation of the directors remaining from the board served by the departing director prior to the Merger. The same condition further stipulates that for such four-year period Charles John Koch and Jerome L. Schostak will serve as the Chairman and Vice Chairman, respectively, of the Company's Board of Directors.

        The Board of Directors of the Company has an Audit Committee which recommends independent auditors to the Board, reviews the scope and results of the auditors' services, reviews with management and the independent auditors the systems of internal control and audit and ensures that the books and records of the Company are kept in accordance with generally accepted accounting principles. The members of the Audit Committee currently are Philip
J. Meathe (Chairman), Eugene B. Carroll, Sr., Charles F. Ipavec, Alonzo H. Poll, Mark Shaevsky and Eresteen R. Williams. In 1995, the Audit Committee met 10 times.

        The Board of Directors of the Company has a standing Compensation Committee which establishes the compensation of the Board of Directors and acts on recommendations made by the President regarding the compensation of other senior officers. The members of the Compensation Committee currently are Eugene B. Carroll, Sr. (Chairman), Denise M. Fugo, Charles M. Heidel, Henry R. Nolte, Jr., Victor A. Ptak and Jerome L. Schostak. The Compensation Committee of the Company met nine times in 1995.

        In 1995, Charter One held 12 meetings of the Board of Directors. No incumbent director attended fewer than 75% of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all committees of the Board on which he or she served during the period that he or she served.

COMPENSATION OF DIRECTORS

        Each non-officer member of the Company's Board of Directors receives $200 per month plus $250 for each Board meeting attended by the director. Additionally, each non-officer member of the Bank's Board of Directors receives $1,000 per month plus $900 for each Board meeting attended by the director. Executive officers of the Company or the Bank do not receive any fees as directors of the Company or the Bank. In addition, members of the committees of the Bank's Board receive $300 per month for each committee on which they sit, except for the chairman of the Compensation and Audit Committees, who receive $600 per month. In addition to other fees, Mr. Jerome L. Schostak receives $11,500 per month for services rendered as Vice Chairman of the Board of Directors of the Company.

        For information regarding other business relationships between certain directors and the Company, see "Compensation Committee Interlocks and Insider Participation."

    DIRECTORS' STOCK OPTION PLAN

        The Company has a directors' stock option plan (the "Director's Plan") which is administered by the Company's Board of Directors and provides for stock option grants to non-officer directors. During 1995, no options were granted under the Director's Plan and no options were exercised by a current director.


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

        The Summary Compensation Table includes individual compensation information on the Chief Executive Officer and the four other most highly paid executive officers, for services rendered in all capacities during the fiscal years ended December 31, 1995, 1994 and 1993.

                                                                           Long-Term Compensation
                                                                    ---------------------------------
                                         Annual Compensation                Awards          Payouts
                                  ------------------------------    ----------------------  --------
                                                                                Securities
                                                          Other                   Under-                 All
                                                         Annual     Restrict      lying       LTIP       Other
                                                         Compen-     Stock       Options/    Payouts    Compen-
    Name and                        Salary(1)   Bonus(2) sation     Award(s)     SARs(4)      (5)       sation(6)
  Principal Position      Year      ($)         ($)        ($)        ($)         (#)         ($)        ($)
 -------------------     -----     ---------  ---------- -------    --------     ---------  -------     ---------
Charles John Koch         1995     338,657    238,696          -           -           -          -     45,501
  Chief Executive         1994     321,740    227,113          -           -           -          -     44,746
  Officer                 1993     301,629    278,853          -           -           -          -     48,947

Richard W. Neu (7)        1995     240,000    159,657          -           -           -    139,906     32,331
  Executive Vice          1994     240,000          -          -           -           -     75,165          -
  President and           1993     230,000    181,088          -           -      77,400          -          -
  Chief Financial
  Officer

John D. Koch              1995     229,103    133,775          -           -           -          -     28,827
  Executive Vice          1994     217,846    124,632     52,004(3)        -           -          -     28,284
  President               1993     202,242    184,939          -           -           -          -     33,175

Mark D. Grossi            1995     190,201    115,522          -           -           -          -     16,323
  Executive Vice          1994     180,806    107,168          -           -           -          -     15,826
  President               1993     171,577    167,216          -           -           -          -      5,621

Robert J. Vana            1995     122,193     69,190           -           -           -          -    19,603
  Chief Corporate         1994     109,340     59,385           -           -           -          -    18,765
  Counsel and             1993     102,888     86,489           -           -           -          -    26,047
  Secretary

__________________

(1) Salary includes amounts deferred at the election of the executive officer through the Bank's 401(k) Plan.

(2) Includes annual award under the Executive Incentive Goal Achievement Plan and, in the case of Mr. Neu, payments under First Federal's Profit Sharing Plan and Management Incentive Award Plan ("MIAP"). Both First Federal plans were terminated upon the Merger.

(3)     Includes tax gross-ups and perquisites.

(4) Includes grants in number of shares under the FirstFed Stock Option Plan, converted by the 1.2 exchange ratio as a result of the Merger.

(5) Includes payment of appreciation on 1992 and 1993 Long-Term MIAP awards which were distributed in conjunction with the termination of First Federal's MIAP.

(6) Includes the Bank's contributions to the 401(k) Plan and ESOP, life insurance premium payments, and, in 1995, Mr. Neu's relocation expenses grossed up for taxes.

(7) Mr. Neu's individual compensation information includes his compensation from First Federal prior to the Merger.


    OPTION/SAR EXERCISES AND HOLDINGS

        The following table sets forth information regarding options exercised by the Chief Executive Officer and the other named executive officers during 1995 and options and stock appreciation rights ("SARs") held by such persons at the end of 1995. No options or SARs were granted to such persons during 1995 other than the conversion of FirstFed options into those of Charter One in conjunction with the Merger.

                                                                                 Number of          Value of
                                                                                 Securities        Unexercised
                                                                                 Underlying        In-the-Money
                                                                                Unexercised        Options/SARs
                                                      Shares                    Options/SARs        at FY-End
                                                     Acquired                  at FY-End (#)         ($)(1)
                                                        on          Value
                                                     Exercise      Realized      Exercisable/       Exercisable/
                     Name                              (#)           ($)         Unexercisable      Unexercisable
                     ----                           --------     -----------    -------------      ------------
Charles John Koch . . . . . . . . . . . . . .          5,000     $  79,100       208,625(2)        $4,489,379


Richard W. Neu  . . . . . . . . . . . . . . .          7,236       124,320       169,705(3)         3,539,734/
                                                                                  30,960              393,569
John D. Koch  . . . . . . . . . . . . . . . .         30,000       553,350        89,813(4)         1,800,197


Mark D. Grossi  . . . . . . . . . . . . . . .              -             -        42,894(5)           845,635


Robert J. Vana  . . . . . . . . . . . . . . .         15,000       357,769        29,438(6)           396,360

___________________


(1) The value of the SARs at fiscal year end was determined in accordance with the terms of the Stock Plan which provides that the value of the SARs will appreciate at a maximum level of $1.333 per year from date of grant. The value of the options at fiscal year end was determined by subtracting the exercise price from the market value of the underlying securities on December 29, 1995, which was $30.625 per share and multiplying the same by the number of options.

(2)     Amount reported includes 28,125 SARs.

(3) Represents options granted under the FirstFed Stock Option Plan, which Plan has been maintained by the Company in connection with the Merger. Options to purchase FirstFed common stock were converted to options to purchase the Company's common stock at a 1.2 share exchange rate; however, all other terms of the FirstFed Stock Option Plan were unchanged.

(4)     Amount reported includes 14,063 SARs.

(5) Represents options granted under the First American BanCorp Stock Option Plan, which Plan has been maintained by the Company in connection with the merger of First American Savings Bank into the Bank. Options to purchase First American BanCorp stock were converted to options to purchase the Company's stock; however, all other terms of the First American BanCorp Stock Option Plan were unchanged.

(6)     Amount reported includes 8,438 SARs.

PENSION PLANS

        The Bank previously maintained a tax qualified defined benefit pension plan (the "Pension Plan') for the benefit of salaried employees. The Bank elected to freeze the Pension Plan Benefit as of April 30, 1994, in connection with the termination of the Pension Plan. Distribution of all Pension Plan assets to the Plan Participants occurred during 1995. Amounts distributed to Charles John Koch, John D. Koch, Mark D. Grossi and Robert J. Vana were $6,964, $6,964, $43,384, and $4,848, respectively.

        As part of the Merger, the Company and FirstFed agreed to a number of changes that affected retirement benefit plans. FirstFed's tax qualified defined benefit pension plan (the "FirstFed Pension Plan"), FirstFed's existing supplemental executive retirement plan and the Company's salary continuation agreements were to be terminated. It was further agreed that a new supplemental executive retirement plan
("SERP") would be put in place for executive officers of the Company.

        As of October 31, 1995, the date the Merger was effective, the FirstFed Pension Plan was amended to freeze benefits in anticipation of termination.
The Company assumed the obligations under the FirstFed Plan at that date. Distribution of all Plan assets is anticipated during 1996. The amount of each distribution is a function of the Plan's benefit formula and actuarial determination of the value of the Plan assets. The Plan formula provides for benefits based on the participant's years of service and base salary for the highest consecutive 60-month period. At the time the Plan was frozen, Richard
W. Neu had accrued nine years of service and, based on the Plan formula, would have been entitled to a monthly benefit of $3,001 at normal retirement age.

        The Company's salary continuation agreements with Charles John Koch, John D. Koch, and Robert J. Vana were terminated as was FirstFed's supplemental executive retirement plan effective October 31, 1995. Termination of FirstFed's plan accelerated benefits under the plan, resulting in a distribution to Richard W. Neu of $33,352. There were no distributions as a result of the termination of the salary continuation agreements with the Company.

        The new SERP became effective on October 31, 1995 for Charles John Koch, Richard W. Neu, John D. Koch, Mark D. Grossi and Robert J. Vana. The SERP is a nonqualified salary continuation program designed to provide monthly benefits upon retirement. The amount of benefits is a function of years of service and the highest three years of total compensation. Annual benefits under the SERP are capped at $400,000 for Charles John Koch and John D. Koch, and at $250,000 for Messrs. Neu, Grossi and Vana. As of December 31, 1995, the monthly benefits that would be paid at normal retirement age would be $14,163, $3,204, $4,097, $2,072, and $2,061 for Charles John Koch, Richard W. Neu, John
D. Koch, Mark D. Grossi and Robert J. Vana, respectively.

EMPLOYMENT AGREEMENTS

        Effective October 31, 1995, the Bank entered into employment agreements (the "Agreements") with Charles John Koch, John D. Koch, Mark D. Grossi, Richard W. Neu and Robert J. Vana. The Agreements provide for an initial term of five years, with one-year extensions of the term annually on October 31 beginning in 1998, unless the officer receives notice that such term will not be extended and receives an unsatisfactory performance review from the Company or the Bank Boards of Directors.

        The Agreements provide for an annual base salary in an amount not less than the executive's base salary as of October 31, 1995, subject to reduction for amounts paid to the executive by any Company subsidiary. The Agreements also entitle each executive to participate in an equitable manner with all other executive officers in such performance-based and discretionary bonuses, if any, as are authorized and declared by the Company or the Bank Boards of Directors, and in the Bank's employee benefit, fringe benefit and welfare plans and programs.

        In the event an executive experiences an involuntary termination of employment during the term of his Agreement, and the executive has offered to continue to provide services as contemplated by his Agreement, the Agreement obligates the Bank to pay the executive, during the lesser period of the remaining term of the Agreement or three years following the date of termination, monthly payments equal to one-twelfth of his annual base salary in effect immediately prior to the date of termination and one-twelfth of the average annual amount of cash bonus and cash incentive compensation of the executive for the two full fiscal years preceding the date of termination. The payments as described above will be reduced by any cash compensation actually paid to the executive by Charter One's subsidiaries during the three-year period following termination, as well as amounts received by the executive for services other than to Charter One or Charter One's subsidiaries during the unexpired term of his Agreement or the three-year period following termination.

        In the event an executive experiences an involuntary termination of employment within 12 months preceding or 24 months following a "change in control" (as defined in the Agreements), the Agreements require Charter One, in addition to its other payment obligations under the Agreements, to make a lump sum payment to the executive in an amount equal to up to 299% of the executive's "base amount" as determined under Section 280G of the Internal Revenue Code. Based on current salaries, if Charles John Koch, Richard W. Neu, John D. Koch, Mark D. Grossi or Robert J. Vana had terminated their employment as of March 8, 1996 under circumstances entitling them to severance pay as described above, they would have been entitled to receive lump sum cash payments of $1,683,770, $1,224,459, $1,192,742, $1,070,189 and $967,885,
respectively.

          1995 COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        Charter One Financial, Inc. (the "Company") is a unitary savings and loan holding company which directly owns all of the outstanding capital stock of Charter One Bank, F.S.B. (the "Bank"). The Company's business has consisted primarily of the business of the Bank and its subsidiaries. The financial results of the Company are a direct function of the Bank's achievement of its goals as set forth in its annual business plan. Executives are compensated for their contribution to the achievement of these goals which benefit the shareholders, customers, employees and the communities in which the Bank operates.

        The Company's Compensation Committee (the "Committee") is composed exclusively of outside directors. The Committee is dedicated to the philosophy of linking executive pay to achievement of the Bank's goals and the resulting performance of the Company. The Committee reviews all issues pertaining to executive compensation and submits its recommendations to the full Board of Directors for approval.

EXECUTIVE COMPENSATION PHILOSOPHY

        The Executive Compensation Program ("Program") is designed to guide the Compensation Committee in formulating an appropriate compensation structure for senior management. Its overall objective is to align senior management compensation with the goals of the Bank's annual business plan by creating strong incentives to manage the business successfully from both a financial and operating perspective. The Program, which is administered by the Committee, is structured to accomplish the following specific objectives:

        1)   Maintain a program which:

             a) clearly motivates personnel to perform and succeed according to the goals outlined in the Bank's annual business plan;

             b) retains key personnel critical to the long-term success of the Bank; and

             c) emphasizes formula-based components, such as incentive plans, in order to better focus management efforts in its execution of the Bank's annual business plan.

        2) Maintain pay for performance as an integral component of the Program by utilizing incentive plans that emphasize corporate success;

        3) Continue to incorporate compensation elements such as stock options which clearly align the interests of management with those of the shareholders;

        4) Maintain a corporate environment which encourages stability and a long-term focus for both the Bank and its management; and

        5)   Ensure that management:

             a) fulfills its overall responsibility to its constituents, including shareholders, customers, employees, the community and government regulatory agencies;

             b) conforms its business conduct to the highest ethical standards;

             c) remains free from any influences that could impair or appear to impair the objectivity and impartiality of its judgments or treatment of the Bank's constituents; and

             d) continues to avoid any conflict between its responsibilities to the Bank and each member's personal interests.

        Achievement of these objectives should result in a compensation structure that reasonably tracks the total performance of the Bank.

             The Program's compensation elements include base salary as well as incentive plans. The incentive plans have been designed to reflect corporate performance, individual performance, and alignment with the interests of the Company's shareholders.

        The Committee relies upon survey market research to determine and maintain a relevant peer group (the "peer group") for total corporate performance, for base salary comparison and for incentive compensation comparison. The peer group survey is somewhat unique in that it looks to total corporate performance and the relationship between performance, base pay and incentive compensation. The resulting peer group is national in scope, covering all 16 publicly traded savings institutions with assets between $5 billion and $20 billion and six selected banks, principally in the Midwest, with assets in that range. The Committee believes the peer group is representative of the Company's competitors for business, personnel recruitment and compensation. Performance comparisons include rankings based on return on average equity, return on average assets, efficiency ratio, nonperforming assets over average assets, tangible equity over assets, the risk-based capital ratio and total return on the company's stock price. Compensation data utilized for comparisons is generally annual cash compensation including base salary and most forms of cash bonus and annual incentive awards.

BASE SALARY

        Base salary forms the foundation of the Bank's compensation program as it represents income not at risk. The Committee believes that base salary should function as an anchor: large enough that the executive is comfortable remaining in the Bank's employ, but not so large as to conflict with the
executive's motivation to work hard to increase shareholder value.   An
individual's base salary is directly related to his or her position scope, job responsibilities, accountabilities, performance and contribution to the Bank. In general, the base salary of each executive officer is intentionally set below the median of the peer group. However, superior Company or individual performance should result in incentive compensation which, when combined with base salary, would place overall compensation above that of the peer group median.

INCENTIVE PLANS

    Executive Incentive Goal Achievement Plan (the "EIGAP"). The purpose of the Bank's EIGAP is to achieve the following objectives:

        1) promote stability and the achievement of the Bank's profitability and business goals;

        2) link executive compensation to specific Bank objectives and individual goals;

        3) provide a competitive reward structure for senior officers and other key employees; and

        4) encourage involvement and communication regarding Bank strategic plans.

        Eligibility is normally limited to those management positions where the functional responsibility encompasses the establishment of the Bank's strategic direction and long-range plans, or operating results at the divisional level. Other selected employees may also be eligibile to participate as defined by competitive compensation practices within the Bank's labor market.

        All awards are established as a percentage of each participant's base salary. Award levels differ due to the varying amount of impact on the Bank's success. Participants earn awards by personally achieving their individual goals and assisting the Bank in achieving its overall objectives. Awards are weighted between Bank objectives and individual goals and vary by participant level. The more control and influence a participant has on either Bank objectives or individual goals, the greater the participant's weighting on that particular factor. Individual goals and Bank objectives are established at the beginning of each year. Bank objectives are established by the CEO and the Committee. All measures under the EIGAP remain in effect for the entire year.

        Should individual performance and goal achievement meet expectations but the Bank fails to achieve certain of its objectives, no incentive award will be made to any participant. Additionally, if the Bank achieves all of its objectives but a participant's performance and/or goal achievement fails to meet expectations, no incentive award will be made to that participant.

    Stock Options. At least annually, the Committee reviews the appropriateness of granting stock options to senior management. The purposes of this long-term element of the Program are to:

        1) provide an incentive to key employees to promote the success of the business;

        2) provide key officers with a long-term incentive to increase shareholder value;

        3)   encourage ownership rights through purchase of common stock; and

        4)   attract and retain the best available personnel.

        In the past, the Committee has been careful to grant options based on an individual's performance and impact on the Bank's financial results. All options have a term of 10 years and all previous grants have contained substantial vesting requirements (usually three years). This element of the Program also clearly aligns the executive with corporate and shareholder objectives.

    Federal Income Tax Limitations. Commencing with the Company's tax year beginning January 1, 1994, Section 162(m) of the Internal Revenue Code generally limits to $1 million the Company's federal income tax deduction for compensation paid in any year to its Chief Executive Officer and each of its four highest paid executive officers, to the extent that such compensation is not "performance-based compensation", within the meaning of Section 162(m). Although it is unlikely that an executive's level of compensation will exceed $1 million, if an executive exercises sufficient stock options it is possible for the executive's compensation to exceed $1 million. Accordingly, in structuring the Company's compensation arrangements with its highest paid executive officers, the Committee attempted to provide incentive formulas that qualify as "performance-based compensation" under Section 162(m) in order to decrease the after-tax cost of such arrangements to the Company.

COMPANY PERFORMANCE AND EXECUTIVE PAY

    Base Salary for 1995. Approximately half of the potential compensation of Charles John Koch (the "CEO") is based upon the Company's Incentive Plan and, therefore, is dependent upon specific Company achievements in any given year. The balance of the CEO's annual compensation is primarily his base salary which is established by the Committee after consideration of his current performance, his past base salary, comparison of the base salaries within the peer group, and the overall performance and economic condition of the Company. On April 1, 1995, the Board of Directors, acting on the recommendation of the Committee, increased the CEO's salary by 5.1%. The increase in base salary was the result of the CEO's outstanding efforts, evidenced in particular by the following: the achievement of record earnings during 1994; the continued quality of the Bank's financial statements; and continued compliance with governmental regulations. The Committee recognized that national issues influence the value of the shareholders' interest in the Company and, accordingly, the Committee considered Mr. Koch's involvement in various committees such as the FDIC SAIF Fund Advisory Committee and the Federal Reserve Thrift Institutions Advisory Council. In comparing the CEO's base salary to the peer group, the Committee found that it fell below the median base salary for the peer group. Base salary for the CEO is targeted to fall below the median of the peer group because of the Company's emphasis on incentive compensation for its executives. Additionally, the Committee reviews the total compensation package of executive officers to the peer group to ensure that the total package is competitive with the marketplace. All executive officers, other than Richard W. Neu were also granted salary increases effective April 1, 1995, based on the Committee's subjective assessment of the individual's leadership, technical knowledge, analytical ability, decision making, planning, personnel development and communication effectiveness and their objective review of the individual executive's goal achievement for the performance period in areas such as: loan production, investment return, branch operating efficiency, merger and acquisition integration, and deposit retention. It is the Committee's understanding that Mr. Neu's base salary, which was established by FirstFed's Compensation Committee, was based on comparisons to a similar peer group and a compensation philosophy similar to that used for the Company.

    Bonus Awards for 1995. The EIGAP for 1995 provided for the cash bonus awarded to Mr. Koch recognizing his contribution to the achievement of the Bank's annual goals. The Committee reviewed the Bank's performance relative to the percentage achievement of the goals established in the 1995 Business Plan, which focused on core earnings, net worth, asset quality, efficiency ratio, loan origination, deposit growth, and interest rate risk. The Bank exceeded the financial and operational goals it set for 1995 which resulted in a bonus to Mr. Koch at the maximum level under the EIGAP. The goals established in the Bank's annual business plan are designed such that if achieved, the Company's earnings should increase while maintaining the institution's historical financial soundness. In order to qualify for a bonus, an individual must achieve at least 50% of his or her preestablished goals, with the individual's bonus increasing as the achievement percentage increases. Cash bonuses under the EIGAP were awarded in January 1996. In comparing the CEO's bonus award to the peer group, the Committee found that bonus earnings were above the average for the peer group. This finding coincides with Charter One's focus on higher at risk compensation and lower base compensation to provide a competitive total compensation package. All executive officers were also awarded cash bonuses which were functions of the achievement of the Company's aforementioned goals, in conjunction with the achievement of related individual goals. As to Mr. Neu, the Committee understands that his bonus payments were based on FirstFed's 1995 performance prior to the Merger and application of performance-based formulas prescribed in FirstFed's incentive plans.

Submitted by the Compensation Committee
of the Company's Board of Directors

Eugene B. Carroll, Sr. (Chairman)
Denise M. Fugo
Charles M. Heidel
Henry R. Nolte
Victor A. Ptak
Jerome L. Schostak


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During 1995, no member of the Compensation Committee of the Company's Board of Directors was a current or former officer or employee of the Company or any of its subsidiaries or had a reportable business relationship with the Company, except as set forth below.

        Eugene B. Carroll, Sr., a director and chairman of the Compensation Committee, is President and Chief Executive Officer of Employer Sponsored Plans, Inc. ("ESP, Inc.") which provides third-party payment services for the Company's self-insured medical plan and group life insurance policy. Mr. Carroll is also President and Chief Executive Officer of Eugene B. Carroll, CLU, Inc. ("E.B.C., Inc.") which provides, on an agency basis, group life insurance benefits for the Company. During 1995, ESP, Inc. and/or E.B.C., Inc. received from the Company fees and commissions in the amount of $99,364 for services rendered to the Company. Additionally, Charles F. Ipavec, a director and general counsel to the Company, served on the Compensation Committee until the Merger. He is President of the law firm of La Porte and Ipavec Co., L.P.A. ("La Porte and Ipavec"). During 1995, La Porte and Ipavec received from the Company fees in the amount of $100,803 for services rendered to the Company.


                     COMPARATIVE PERFORMANCE BY THE COMPANY

        The following chart compares the Company's common stock with (i) the S&P 500 Index, and (ii) a selected peer group which includes all publicly traded thrifts (16 institutions) with an asset size greater than $5 billion and less than $20 billion as of September 30, 1995 and six selected banks, principally in the Midwest, with assets in that range(1)(2). The chart assumes an investment of $100 on January 1, 1991, in each of the Company's common stock, the S&P 500 Index and the stocks in the selected peer group. Each year's performance is for the calendar year ended December 31. The overall performance assumes dividend reinvestment throughout the period.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
               AMONG CHARTER ONE FINANCIAL, INC., S&P 500 INDEX
                              AND PEER GROUP INDEX

                            Charter One
Measurement Period          Financial,        S&P 500       Selected Peer
(Fiscal Year Covered)         Inc.            Index            Group
    1990                       100               100             100
    1991                    229.91            130.48          190.28
    1992                    358.15            140.46          270.88
    1993                    360.43            154.62          297.48
    1994                    356.88            156.66          285.73
    1995                    593.88            215.54          448.80

______________________


(1) The specific institutions meeting the criteria established for Charter One's selected peer group consisted of the following: Astoria Financial Corporation, California Federal Bank, Charter One Financial, Inc., Coast Savings Financial, Collective Bancorp, Inc., Commercial Federal Corporation, Dime Bancorp, Inc., Fifth Third Bancorp, First Financial Corporation, FirstMerit Corporation, Glendale Federal Bank, Greenpoint Financial Corporation, Old Kent Financial Corporation, ONBANCorp, Inc., Peoples Bank of Bridgeport, Connecticut, Provident Bancorp, Inc., Roosevelt Financial Group, Inc., Sovereign Bancorp, Inc., Standard Federal Bancorporation, Star Banc Corporation, TCF Financial Corp., and Washington Mutual, Inc.

(2) The criteria used to define the selected peer group are similar to those FirstFed used in Comparative Performance disclosures prior to the Merger, except the minimum asset size was increased to $5 billion reflecting the size of the combined company following the Merger and publicly traded banks in the Company's geographic region were added to make the comparison more meaningful. The peer group represented here is identical to that used for compensation review purposes. The specific institutions meeting the criteria in 1995 remained the same as in 1994, with the following exceptions: (1) ten companies, Bay View Capital, CSF Holdings, Inc., Downey Savings and Loan Association, FirstFed Financial Corporation, FirstFed Michigan Corporation, Metropolitan Financial Corporation, Northeast Federal Corp., Rochester Community Savings Bank, St. Paul Bancorp, Inc., and SFFed Corp., were removed either for having assets below $5 billion or because they are no longer publicly traded; and (2) nine companies, Astoria Financial Corporation, Fifth Third Bancorp, FirstMerit Corporation, Glendale Federal Bank, Greenpoint Financial Corporation, Old Kent Financial Corporation, ONBANCorp, Inc., Provident Bancorp, Inc., and Star Banc Corporation, were added either for increasing assets above $5 billion or because of expanding the peer group to include banks.


                       TRANSACTIONS WITH RELATED PARTIES

        Historically, the Bank provided residential mortgage loans to directors, officers and other employees at reduced interest rates and without loan fees. Since 1989, only employees and non-executive officers have been eligible for preferential loans. Loans to directors and executive officers, and their immediate families, have been made in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with other persons and, when made, have not involved more than the normal risk of uncollectibility or presented other unfavorable features. No director or executive officer of the Company or the Bank had a loan with preferential terms and an outstanding aggregate balance exceeding $60,000 at any time since January 1, 1995 except Charles John Koch. Mr. Koch is the borrower on an adjustable-rate loan, originated pursuant to the Bank's lending policy in 1984, which provides for a rate .83% below current market. At March 8, 1996, the principal balance was $156,218, the rate was 6.57% and the largest amount outstanding on the loan since January 1, 1995 was $157,666.

        Mark Shaevsky, a director, is a partner of the law firm of Honigman Miller Schwartz and Cohn. The firm has been retained to provide legal services to the Company regarding the real estate taxation of office properties and environmental issues. For information regarding other business relationships between certain directors and the Company, see "Compensation Committee Interlocks and Insider Participation."

        PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The firm of Deloitte & Touche LLP served as the Company's independent auditors for the fiscal year ending December 31, 1995. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to the appropriate questions.

        The Board of Directors has appointed the firm of Deloitte & Touche LLP to continue as independent auditors for the Company for the fiscal year ending December 31, 1996, subject to ratification of such appointment by the shareholders. Deloitte & Touche LLP has acted as the independent auditors of the Bank since 1986, and of Charter One since its organization in July 1987. Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of Deloitte & Touche LLP, independent certified public accountants, to audit the books and accounts of the Company for the fiscal year ending December 31, 1996. This proposal requires the affirmative vote of a majority of the votes actually cast at the Annual Meeting. No determination has been made as to what action the Board of Directors would take if the shareholders do not ratify the appointment.

                DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS
             TO BE PRESENTED AT 1997 ANNUAL MEETING OF SHAREHOLDERS

        Any proposal intended to be presented by any shareholder for action at the Annual Meeting of Shareholders of the Company must be received by the Secretary of the Company at 1215 Superior Avenue, Cleveland, Ohio 44114, not later than November 25, 1996, in order for the proposal to be considered for inclusion in the proxy statement and proxy relating to the 1997 Annual Meeting. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 1997 Annual Meeting any shareholder proposal which does not meet all the requirements for inclusion established by the Securities and Exchange Commission at the time such proposal is received.
                                 OTHER MATTERS

        As of the date of this Proxy Statement, the Board of Directors of Charter One does not know of any other matters to be presented for action by the shareholders at the 1996 Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors.

                                 MISCELLANEOUS

        The cost of soliciting proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, the Company, through its directors, officers and regular employees, may also solicit proxies personally or by telephone or telegraph. The Company will also request persons, firms and corporations holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy material to, and obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in doing so. The Company may engage a proxy soliciting firm to assist in the solicitation of proxies. The cost of such a firm would not be expected to exceed $5,000.

        A copy of the Annual Report to Shareholders for the fiscal year ended December 31, 1995 accompanies this Proxy Statement. Such Annual Report to Shareholders is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.

                                   FORM 10-K

        The Company is required to file an Annual Report for its fiscal year ended December 31, 1995 on Form 10-K with the Securities and Exchange Commission. Shareholders may obtain, free of charge, a copy of the Form 10-K by writing to Robert J. Vana, Secretary, Charter One Financial, Inc., 1215 Superior Avenue, Cleveland, Ohio 44114.

                                              By Order of the Board of Directors


                                              /s/ Charles John Koch

                                              CHARLES JOHN KOCH
                                              Chairman of the Board
Cleveland, Ohio
March 25, 1996

   REVOCABLE PROXY           CHARTER ONE FINANCIAL, INC          REVOCABLE PROXY
                            ANNUAL MEETING, APRIL 17,1996
P                       PROXY SOLICITED BY BOARD OF DIRECTORS
R
O       The undersigned hereby appoints Charles John Koch and Jerome L.
X Schostak, and each of them, proxies with power of substitution to vote on Y behalf of the shareholders of Charter One Financial, Inc. on April 17,1996,
   and any adjournments thereof, with all powers that the undersigned would possess if personally present, with respect to the following:


        THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE HEREOF, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR APPROVAL OF PROPOSAL NO. 2. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.

        THE UNDERSIGNED ACKNOWLEDGES RECEIPT FROM CHARTER ONE FINANCIAL, INC., PRIOR TO THE EXECUTION OF THIS PROXY, OF NOTICE OF THE MEETING AND A PROXY STATEMENT DATED MARCH 25, 1996.
                                                                 -------------
                                                                  SEE REVERSE
           (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)           SIDE
                                                                 -------------


/ X / Please mark
      votes as in
      this example.



1. Election of Directors                                                                   FOR     AGAINST     ABSTAIN
Nominees: Charles M. Heidel, Charles F. Ipavec,         2. Voting on selection of         /  /      /  /        /  /
          Richard W. Neu, Victor A. Ptak and               Deloitte & Touche LLP as
          Eresteen R. Williams                             Independent Auditors of
                                                           the Company.
                 FOR      WITHHELD
                /  /        /  /                        3. Transaction of such other business as may properly come before the meeting and any adjournments thereof.

    --------------------------------------
    For all nominees except as noted above                        MARK HERE
                                                                  FOR ADDRESS    /   /
                                                                  CHANGE AND
                                                                  NOTE AT LEFT


                                                        A majority of the proxies or substitutes present at the meeting may exercise all powers granted hereby.

                                                        Please date and sign as name is imprinted hereon, including designation as executor, trustee, etc.  If applicable, a
                                                        corporation should sign in its name by the president or other authorized officers.  All co-owners must sign.


Signature:                              Date:               Signature:                                  Date:
          -----------------------------      -----------              ---------------------------------      -------------



   CHARTER ONE FINANCIAL, INC.                                             ESOP
                                            1996 ANNUAL MEETING OF SHAREHOLDERS
P
R  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CHARTER ONE
0             FINANCIAL, INC. FOR THE 1996 ANNUAL MEETING OF SHAREHOLDERS
X
Y
        As a participant in the Charter One Bank Employee Stock Ownership Plan (the "Plan"), I hereby direct the trustee of the Plan in which I participate to vote all vested shares allocated to my account under such Plan as of March 8, 1996 in accordance with the instructions on the reverse side of this proxy card or, if no instructions are given, in accordance with the Board of Directors recommendations, on all items of business to come before the Annual Meeting of Shareholders to be held on April 17, 1996 or any adjournment thereof. Your vote shall be confidential and will be seen only by The First National Bank of Boston in the tabulation of votes.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AND FOR ITEM 2.

        THE UNDERSIGNED ACKNOWLEDGES RECEIPT FROM CHARTER ONE FINANCIAL, INC., PRIOR TO THE EXECUTION OF THIS PROXY, OF NOTICE OF THE MEETING AND A PROXY STATEMENT DATED MARCH 25, 1996.

                                                               --------------
          (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)       SEE REVERSE
                                                                    SIDE
                                                               --------------

/ X / Please mark
      votes as in
      this example.



1. Election of Directors                                                                   FOR     AGAINST     ABSTAIN
Nominees: Charles M. Heidel, Charles F. Ipavec,         2. Voting on selection of         /  /      /  /        /  /
          Richard W. Neu, Victor A. Ptak and               Deloitte & Touche LLP as
          Eresteen R. Williams                             Independent Auditors of
                                                           the Company.
                 FOR      WITHHELD
                /  /        /  /                        3. Transaction of such other business as may properly come before the meeting and any adjournments thereof.

    --------------------------------------
    For all nominees except as noted above                        MARK HERE
                                                                  FOR ADDRESS    /   /
                                                                  CHANGE AND
                                                                  NOTE AT LEFT


                                                        A majority of the proxies or substitutes present at the meeting may exercise all powers granted hereby.

                                                        Please date and sign as name is imprinted hereon, including designation as executor, trustee, etc.  If applicable, a
                                                        corporation should sign in its name by the president or other authorized officers.  All co-owners must sign.


Signature:                              Date:               Signature:                                  Date:
          -----------------------------      -----------              ---------------------------------      -------------


   CHARTER ONE FINANCIAL, INC.                                             401K
                                            1996 ANNUAL MEETING OF SHAREHOLDERS
P
R  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CHARTER ONE
O              FINANCIAL, INC. FOR THE 1996 ANNUAL MEETING OF SHAREHOLDERS
X
Y
        As a participant in the Charter One Bank Employee Savings Plan (the "Plan"), I hereby direct the trustee of the Plan in which I participate to vote all vested shares allocated to my account under such Plan as of March 8, 1996 in accordance with the instructions on the reverse side of this proxy card or, if no instructions are given, in accordance with the Board of Directors recommendations, on all items of business to come before the Annual Meeting of Shareholders to be held on April 17, 1996 or any adjournment thereof. Your vote shall be confidential and will be seen only by The First National Bank of Boston in the tabulation of the votes.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AND FOR ITEM 2.

        THE UNDERSIGNED ACKNOWLEDGES RECEIPT FROM CHARTER ONE FINANCIAL, INC., PRIOR TO THE EXECUTION OF THIS PROXY, OF NOTICE OF THE MEETING AND A PROXY STATEMENT DATED MARCH 25, 1996.

                                                               --------------
           (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)      SEE REVERSE
                                                                     SIDE
                                                               --------------



/ X / Please mark
      votes as in
      this example.



1. Election of Directors                                                                   FOR     AGAINST     ABSTAIN
Nominees: Charles M. Heidel, Charles F. Ipavec,         2. Voting on selection of         /  /      /  /        /  /
          Richard W. Neu, Victor A. Ptak and               Deloitte & Touche LLP as
          Eresteen R. Williams                             Independent Auditors of
                                                           the Company.
                 FOR      WITHHELD
                /  /        /  /                        3. Transaction of such other business as may properly come before the meeting and any adjournments thereof.

    --------------------------------------
    For all nominees except as noted above                        MARK HERE
                                                                  FOR ADDRESS    /   /
                                                                  CHANGE AND
                                                                  NOTE AT LEFT


                                                        A majority of the proxies or substitutes present at the meeting may exercise all powers granted hereby.

                                                        Please date and sign as name is imprinted hereon, including designation as executor, trustee, etc.  If applicable, a
                                                        corporation should sign in its name by the president or other authorized officers.  All co-owners must sign.


Signature:                              Date:               Signature:                                  Date:
          -----------------------------      -----------              ---------------------------------      -------------

